Exhibit 99.1

NORCRAFT COMPANIES REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

- Net Sales Increase 13.0% to $80.5 Million in Fourth Quarter 2013
- Adjusted EBITDA Increases 30.0% to $8.9 Million in Fourth Quarter 2013
- Completes Initial Public Offering in November 2013 Raising Net Proceeds of $107.3 Million
- Reduces and Refinances Long-term Debt; Expected Annualized Interest Savings of $17.3 Million

Eagan, Minnesota, March 25, 2014. Norcraft Companies, Inc. (the “Company” or “Norcraft”) (NYSE: NCFT), a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada, today reported financial results for the fourth quarter and full year ended December 31, 2013.
“We are pleased to announce a fourth consecutive year of accelerating growth with sales up 17.6% to $339.7 million in 2013 from $288.8 million in 2012,” stated Mark Buller, Chairman and Chief Executive Officer of the Company. “The continued expansion of our operations reflects improving industry demand for quality cabinetry and continued execution on our strategy to expand our presence in our core dealer channel, deliver new products and realize price/mix gains across all our divisions.”
Mark Buller continued, “During the fourth quarter, we successfully completed our IPO, eliminated $17.3 million of annualized interest expense and grew our business. Our adjusted EBITDA increased 30.0% on net sales up 13.0% in the fourth quarter as we leveraged our cost base and implemented additional productivity enhancements. Furthermore, we are encouraged by our team’s ability to increase profitability amid modest material cost inflation and some competitiveness within the industry that persisted through the fourth quarter. As we move forward in 2014, we are closely managing our pricing, promotional activities and costs and expect to continue building on the progress we have been making.”

FINANCIAL RESULTS
Fourth Quarter of 2013 Compared with Fourth Quarter of 2012
In the fourth quarter of 2013, net sales increased $9.3 million, or 13.0%, to $80.5 million as compared to $71.2 million in the fourth quarter of 2012. Sales increased in nearly all of the Company’s divisions, driven largely by industry growth, mix/price gains and promotional activity during the quarter.
Income from operations in the fourth quarter of 2013 increased $1.4 million, or 42.0%, to $4.6 million from $3.2 million for the fourth quarter of 2012. The increase was mainly attributable to higher sales on the Company’s fixed manufacturing costs, lower freight costs and labor efficiencies associated with increased production. These positive factors were partly offset by moderately higher material costs and $0.5 million of additional corporate expenses related to the Company’s recently completed initial public offering as compared to the comparable quarter in 2012.
The net loss of $15.4 million in the fourth quarter of 2013 represented an increase of $11.5 million from the $3.9 million net loss in the fourth quarter of 2012. The net loss in the fourth quarter of 2013 included a $12.5 million loss on debt extinguishment related to the Company's previously announced redemption of senior notes.
Adjusted EBITDA in the fourth quarter of 2013 increased $2.1 million, or 30.0%, to $8.9 million as compared to $6.8 million for the same quarter of 2012 (Adjusted EBITDA is a non-GAAP measure defined in the table below).

At December 31, 2013, the Company had cash of $39.1 million and total long-term debt of $150.0 million, as compared to cash of $23.0 million and total long-term debt of $240.0 million at December 31, 2012. In November 2013, the Company completed its initial public offering, raising net proceeds of approximately $107.3 million. In connection with the offering, the Company entered into a new $150.0 million senior secured term loan facility, which matures in 2020. In December 2013, the Company completed the redemption of $240.0 million of outstanding senior secured notes, funded in part with a full draw of the senior term loan facility and the remainder funded with proceeds from the Company's initial public offering. The Company expects these transactions to lower cash interest expense by approximately $17.3 million annually.

Full Year of 2013 Compared with Full Year of 2012
For the full year of 2013, net sales increased $50.9 million, or 17.6%, to $339.7 million from $288.8 million for the full year of 2012. Income from operations of $26.6 million in the full year of 2013 increased by $7.3 million, or 37.2%, from $19.3 million in the full year of 2012. The net loss of $15.2 million in the full year of 2013 increased $5.6 million from $9.6 million in the full year of 2012.
Adjusted EBITDA of $42.5 million in the full year of 2013 increased $8.8 million, or 26.2%, compared to $33.7 million for the full year of 2012.

CONFERENCE CALL AND WEBCAST
The Company will host a conference call and webcast to discuss its results for the fourth quarter and full year of 2013 at 10:00 a.m. Eastern Time (9:00 a.m., Central Time) on March 25, 2014. Investors who wish to participate in the call should dial 877-705-6003 (inside the U.S.) or 201-493-6725 (outside the U.S.) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.norcraftcompanies.com. Replays of the call will be available through April 22, 2014 and can be accessed at 877-870-5176 (U.S. callers) or 858-384-5517 (outside the U.S.) and entering the pass code 13576903.

ABOUT NORCRAFT COMPANIES
Norcraft is a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada. Norcraft provides its customers with a single source for a broad range of high-quality cabinetry, including stock and semi-custom cabinets manufactured in both framed and frameless (full access) construction. Norcraft markets its products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

FORWARD LOOKING STATEMENTS AND INFORMATION
Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under the “Risk Factors’’ section of the Company's prospectus filed with the Securities and Exchange Commission on November 7, 2013.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Norcraft Companies, Inc.
Consolidated Balance Sheets
(dollar amounts in thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$39,106	$23,019
Trade accounts receivable, net	21,449	20,264
Inventories	22,591	19,760
Prepaid and other current assets	2,590	2,220
Total current assets	85,736	65,263
Non-current assets:
Property, plant and equipment, net	25,208	25,961
Goodwill	88,466	88,484
Intangible assets, net	60,108	70,148
Display cabinets, net	5,864	6,019
Other assets	84	268
Total non-current assets	179,730	190,880
Total assets	$265,466	$256,143
LIABILITIES AND MEMBERS' / STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$1,500	$—
Accounts payable	8,523	7,133
Accrued expenses	21,203	14,893
Total current liabilities	31,226	22,026
Non-current liabilities:
Long-term debt	148,500	240,000
Unamortized premium (discount) on long-term debt	(746)	127
Deferred tax liabilities and other liabilities	36,560	48
Total non-current liabilities	184,314	240,175
Total liabilities	215,540	262,201
Commitments and contingencies	—	—
Members' equity subject to put request	—	6,926
Equity (deficit):
Common stock, $0.01 par value; 100,000,000 shares authorized, 17,311,573 issued and outstanding at December 31, 2013	173	—
Additional paid-in capital	51,795	—
Accumulated deficit	(13,703)	—
Accumulated other comprehensive income	845	1,628
Members' deficit	—	(14,612)
Total Norcraft Companies, Inc. equity (deficit)	39,110	(12,984)
Noncontrolling interests	10,816	—
Total equity (deficit)	49,926	(12,984)
Total liabilities and equity (deficit)	$265,466	$256,143

Norcraft Companies, Inc.
Consolidated Statements of Comprehensive Loss
(dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net sales	$80,493	$71,232	$339,695	$288,782
Cost of sales	59,404	54,595	250,744	215,274
Gross profit	21,089	16,637	88,951	73,508
Selling, general and administrative expenses	16,514	13,415	62,389	54,144
Income from operations	4,575	3,222	26,562	19,364
Other expense:
Interest expense, net	5,868	6,447	25,263	25,819
Amortization of deferred financing costs	659	780	2,999	3,120
Other expense, net	12,565	(77)	12,594	(16)
Total other expense	19,092	7,150	40,856	28,923
Loss before income taxes	(14,517)	(3,928)	(14,294)	(9,559)
Income tax expense	879	—	879	—
Net loss	(15,396)	(3,928)	(15,173)	(9,559)
Less: net loss attributable to noncontrolling interests	(1,798)	—	(1,798)	—
Net loss attributable to Norcraft Companies, Inc.	(13,598)	(3,928)	(13,375)	(9,559)
Other comprehensive income (loss):
Foreign currency translation adjustment	(375)	(221)	(684)	219
Less: other comprehensive income (loss) attributable to noncontrolling interests	(44)	—	(44)	—
Other comprehensive loss attributable to Norcraft Companies, Inc.	(331)	(221)	(640)	219

Comprehensive loss	(15,771)	(4,149)	(15,857)	(9,340)
Less: comprehensive loss attributable to noncontrolling interests	(1,842)	—	(1,842)	—
Comprehensive loss attributable to Norcraft Companies, Inc.	$(13,929)	$(4,149)	$(14,015)	$(9,340)

			November 13, 2013 through December 31, 2013
Net loss attributable to controlling and noncontrolling interests			$(15,501)
Less: net loss attributable to noncontrolling interests			$(1,798)
Net loss attributable to Norcraft Companies, Inc.			$(13,703)

Net loss per share attributable to Norcraft Companies, Inc.
Basic and diluted			$(0.80)

Weighted average common shares outstanding
Basic and diluted			17,194,076

Norcraft Companies, Inc.
Consolidated Statement of Cash Flows
(dollar amounts in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(15,173)	$(9,559)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,338	4,723
Amortization:
Customer relationships	4,466	4,467
Deferred financing costs	2,999	3,120
Display cabinets	4,330	4,113
Discount amortization/accreted interest	(34)	(39)
Provision for uncollectible accounts receivable	65	168
Provision for obsolete and excess inventory	555	377
Provision for warranty claims	4,441	3,071
Stock compensation expense	364	187
Deferred income tax expense	879	—
Loss on debt extinguishment	12,499	—
Gain on disposal of assets	(7)	(2)
Change in operating assets and liabilities:
Trade accounts receivable	(1,421)	(257)
Inventories	(3,504)	(2,597)
Prepaid expenses	(376)	(385)
Other assets	182	301
Accounts payable and accrued expenses	3,244	(1,482)
Net cash provided by operating activities	17,847	6,206
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	8	13
Purchase of property, plant and equipment	(3,963)	(3,135)
Additions to display cabinets	(4,175)	(4,290)
Net cash used in investing activities	(8,130)	(7,412)
Cash flows from financing activities:
Borrowings on long-term debt	149,250	—
Payment of financing costs	(3,800)	(3)
Payment of premium paid on early redemption	(6,300)	—
Repurchase of notes payable	(240,000)	—
Proceeds from initial public offering, net of related expenses	107,324	—
Proceeds from issuance of members' interests	3	50
Repurchase of members' interests	(31)	—
Distributions to members	—	(10)
Net cash provided by financing activities	6,446	37
Effect of exchange rates on cash and cash equivalents	(76)	3
Net increase (decrease) in cash and cash equivalents	16,087	(1,166)
Cash and cash equivalents, beginning of the period	23,019	24,185
Cash and cash equivalents, end of period	$39,106	$23,019
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,526	$25,433
Supplemental disclosure of non-cash transactions:
Change in equity subject to put request	$(6,926)	$(1,383)
Recognition of opening deferred tax liability	$35,621	$—

Norcraft Companies, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(dollar amounts in thousands)

EBITDA is net loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the footnoted items in the table below. The Company believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company's operating performance compared to that of other companies in the industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. The Company also believes these financial metrics provide information relevant to investors regarding the Company's ability to service and/or incur debt. EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company's operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net loss, cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company's calculation of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Three Months Ended December 31,			Year Ended December 31,
	2013		2012	2013		2012
Net loss	$(15,396)		$(3,928)	$(15,173)		$(9,559)
Interest expense, net	5,868		6,447	25,263		25,819
Depreciation	1,036		1,161	4,338		4,723
Amortization of deferred financing costs	659		780	2,999		3,120
Amortization of customer relationships	1,116		1,117	4,466		4,467
Display cabinet amortization	1,171		1,060	4,330		4,113
Income tax expense	879		—	879		—
State taxes	71		(79)	108		(26)
Non-GAAP EBITDA	$(4,596)		$6,558	$27,210		$32,657
Stock compensation expense	346	(1)	—	346	(1)	—
Management fees	119	(2)	250	869	(2)	1,000
Restructuring costs associated with initial public offering	485	(3)	—	1,540	(3)	—
Loss on debt extinguishment	12,499	(4)	—	12,499	(4)	—
Non-GAAP adjusted EBITDA	$8,853		$6,808	$42,464		$33,657

(1) Prior to completion of the offering, the Company's board of directors adopted the Norcraft Companies, Inc. 2013 Incentive Plan. Stock compensation expense related to this plan was $0.3 million during the three months and full year ended December 31, 2013.
(2) In connection with the offering, the Company terminated the Management and Monitoring Agreement, which included a $1.0 million annual management fee. Certain expense reimbursement and indemnification obligations survived the termination of the Management and Monitoring Agreement. See the "Certain Relationships and Related Party Transactions-Management and Monitoring Agreement, section of the Company's prospectus filed with the Securities and Exchange Commission on November 7, 2013.
(3) Net loss during the three months and full year ended December 31, 2013 included the effect of the restructuring costs associated with the initial public offering in the amount of $0.5 million and $1.5 million, respectively, which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.
(4) Net loss during the three months and year ended December 31, 2013 included the effect of a loss on debt extinguishment in the amount of $12.5 million which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for Adjusted EBITDA.

CONTACT INFORMATION:
Investor Relations:
Rodny Nacier
651-234-3302
Investorrelations@norcraftcompanies.com